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                           REVOLVING PROMISSORY NOTE [SPECIMEN]


Wilmington, Delaware                           April 29, 1994



     FOR VALUE RECEIVED, the undersigned, First Fidelity Bank, National Association, not in its individual or corporate capacity but solely in its capacity as Trustee of The Pep Boys - Manny, Moe & Jack Flexitrust (the "Trust"), hereby promises on behalf of the Trust to pay to the order of The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), at the principal offices of the Company or at such other place as the Company shall designate in writing, up to Seventy-Five Million Dollars and No Cents ($75,000,000.00). Payments of principal shall be made in proportion to the total amount borrowed under this Note as shown on Annex A attached hereto as such may be amended from time to time, with interest in arrears thereon, as hereinafter provided. Such amortization schedule shall be calculated without taking into account any prepayments of principal, but then such prepayments shall be credited against principal then due in accordance with Section 2.2 of the Trust Agreement creating the Trust (the "Trust Agreement").

     This Note may be prepaid in whole or in part at any time without penalty in accordance with Section 2.2 of the Trust Agreement; provided that, in accordance with Section 2.1 and Section 2.2 of the Trust Agreement, all or any portion of principal of this Note then outstanding, together with any accrued but unpaid interest on this Note, may be deemed forgiven; and provided further, that in the event the Trust shall have been terminated in accordance with Section 9.2 of the Trust Agreement and the Trustee shall have complied with the requirements of Section 9.3 of the Trust Agreement, any remaining principal of this Note then outstanding, together with any accrued but unpaid interest on this Note, shall be deemed forgiven.

     Interest on the unpaid principal balance, at an annual interest rate equal to 8.75%, shall be paid annually, in arrears, on or before each December 31, such payments commencing December 31, 1994, and shall be calculated on the basis of a 360-day year of 30-day months.

     Payments received within any Trust Year (as defined in the Trust Agreement) shall be applied (i) first to interest accrued and unpaid as of the date of any such payment, and then (ii) to the extent that any such payment exceeds such accrued and unpaid interest, to prepay interest that accrues after such payment through the end of such Trust Year, and then (iii) to pay principal installments due within such Trust Year, and then (iv)






















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to the extent not otherwise distributed in accordance with Section 2.3 of the
Trust Agreement, to additional installments of principal in the order of their scheduled maturity. Whenever any payment falls due on a Saturday, Sunday or public holiday, such payment shall be made on the next succeeding business day. Upon termination of the Trust, the entire unpaid balance of principal and interest shall be immediately payable.

     The Company shall, and is hereby authorized to, record on the schedule attached hereto as Annex A, or to otherwise record in accordance with its usual practice, the date and amount of any increase in the principal amount of this Note, and the date and amount of each principal payment; provided, however, that failure to do so shall not affect the Trust's obligation to pay amounts due hereunder.

     This Note shall be construed under the laws of the State of Delaware.

     The undersigned represents and warrants that the indebtedness represented by this Note was incurred for the purpose of purchasing shares of Common Stock, par value $1.00 per share, of the Company.

     The Note may not be assigned by the Company, other than by operation of law, without the prior express written consent of the undersigned.

     The Company shall have no recourse whatsoever to any assets of the Trustee in its individual or corporate capacity for repayment. The Trustee is entering into this Note not in its individual or corporate capacity but solely as Trustee, and no personal or corporate liability or personal or corporate responsibilities are assumed by, or shall at any time be asserted or enforceable against, the Trustee in its individual or corporate capacity under, or with respect to, this Note.


                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                      as Trustee on behalf of
                      THE PEP BOYS - MANNY, MOE & JACK FLEXITRUST


                         By: /s/Alan G. Finn
                             Name:  Alan G. Finn
                             Title: Assistant Vice President


























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                                    ANNEX A


                                                      Example of Using
                   Annual      Cumulative             $10MM of Total
                 Percent of    Percent of             Principal Value
December 31   Principal Due   Principal Due    Amortization      Balance
1994             0               0                 $0.00     $10,000,000.00
1995             0               0                  0.00      10,000,000.00
1996             0               0                  0.00      10,000,000.00
1997             0               0                  0.00      10,000,000.00
1998             0               0                  0.00      10,000,000.00
1999             1.23%           1.23%        122,514.53       9,877,485.47
2000             1.33%           2.56%        133,234.55       9,744,250.92
2001             1.45%           4.01%        144,892.57       9,599,358.35
2002             1.58%           5.58%        157,570.67       9,441,787.68
2003             1.71%           7.30%        171,358.11       9,270,429.58
2004             1.86%           9.16%        186,351.94       9,084,077.64
2005             2.03%          11.19%        202,657.73       8,881,419.90
2006             2.20%          13.39%        220,390.29       8,661,029.62
2007             2.40%          15.79%        239,674.44       8,421,355.18
2008             2.61%          18.39%        260,645.95       8,160,709.23
2009             2.83%          21.23%        283,452.47       7,877,256.76
2010             3.08%          24.31%        308,254.56       7,569,002.20
2011             3.35%          27.66%        335,226.83       7,233,775.37
2012             3.65%          31.31%        364,559.18       6,869,216.19
2013             3.96%          35.27%        396,458.11       6,472,758.08
2014             4.31%          39.58%        431,148.20       6,041,609.88
2015             4.69%          44.27%        468,873.66       5,572,736.22
2016             5.10%          49.37%        509,900.11       5,062,836.11
2017             5.55%          54.92%        554,516.37       4,508,319.74
2018             6.03%          60.95%        603,036.55       3,905,283.19
2019             6.56%          67.51%        655,802.25       3,249,480.94
2020             7.13%          74.64%        713,184.94       2,536,296.00
2021             7.76%          82.39%        775,588.63       1,760,707.37
2022             8.43%          90.83%        843,452.63         917,254.74
2023             9.17%         100.00%        917,254.74               0.00

                         ____________________________

Date            Principal Amount of Note

April 29, 1994  $52,364,325

_______________ $______________

_______________ $______________

_______________ $______________



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